UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 28, 2006

(date of earliest event reported)

VASCULAR SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court

Minneapolis, Minnesota 55369

(Address of principal executive offices)

(763) 656-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement

On December 28, 2006, Vascular Solutions, Inc. (the “Company”) renewed its revolving line of credit with Silicon Valley Bank that includes a limit of up to the lesser of $5,000,000 and seventy-five percent (75%) of the Company’s accounts receivable together with twenty-five percent (25%) of the Company’s inventory. Interest accrues at a rate equal to one-half of one percentage point (0.50%) above the Prime Rate. Revolving advances made pursuant to the Agreement are secured by the Company’s property and assets.

Pursuant to the terms of the Loan Agreement, the Company is bound by certain affirmative and restrictive covenants, including an obligation to maintain a minimum tangible net worth and a certain liquidity ratio.

The Loan Agreement will remain in effect until December 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.
Date: December 28, 2006	By:	/s/ James Hennen
James Hennen Chief Financial Officer